Exhibit 99.1

PRESS RELEASE November 10, 2005 7:00 am ET

Nanotech company Arrowhead names Dr. Leon Ekchian president;

Experienced leader has background in science and commercialization

PASADENA, Calif., Nov. 10, 2005—Arrowhead Research Corporation (Nasdaq: ARWR) a diversified nanotechnology company, today announced the appointment of Dr. Leon Ekchian as president. Ekchian, armed with both an MBA from UCLA and a Ph.D. from MIT, is a tested business leader who also has a deep understanding of the science that underlies innovation.

For the last nine years, Dr. Ekchian served as president and chief executive officer of Litex Inc., a Lockheed Martin spinoff focused on the commercialization of advanced electronic automotive technologies.

Dr. Ekchian’s responsibilities will include overseeing the day-to-day operations of Arrowhead’s subsidiaries, making sure they move swiftly toward the goal of commercializing their innovations. He will also develop Arrowhead’s long-term strategic plan as it launches more companies and obtains key intellectual property.

“Arrowhead is very fortunate to attract a president with Leon’s particular combination of skills,” said R. Bruce Stewart, Arrowhead’s chairman. “He has just the right kind of background we need in finance, business, private equity and technology. I’m thrilled with this appointment.”

Dr. Ekchian praised Arrowhead’s “extremely compelling” business model. “Arrowhead is an innovator in developing and executing in the nanotech field. In addition, the company has assembled a very talented team of managers and technical staff. I am really excited about working with this team and about the future of Arrowhead.”

Dr. Ekchian’s tenure at Litex began in 1997, when Lockheed Martin spun the company off to commercialize auto emissions reduction technology. Dr. Ekchian was previously a business development executive responsible for Lockheed Martin’s business/corporate development and strategic planning. While at Litex, Ekchian focused on commercialization while also overseeing sales, product development, engineering, licensing and finance. He spearheaded an aggressive marketing and sales campaign on three continents, serving as the primary company contact to the media and investors. And, at the same time, Ekchian secured venture capital and private equity financing.

Dr. Ekchian received his MBA in 1992 from the University of California, Los Angeles, with a concentration in finance, marketing and strategy. He earned his bachelor’s and master’s of science in addition to his Ph.D. (1983) from the Massachusetts Institute of Technology.

About Arrowhead Research Corporation

Arrowhead Research Corporation is a diversified nanotechnology company structured to commercialize products expected to have revolutionary impacts on a variety of industries, including materials, electronics, life sciences, and energy.

There are three strategic components to Arrowhead’s business model:

•	Outsourced R&D Program: Arrowhead identifies patented or patent-pending technologies at universities or government labs and funds additional development of those technologies in exchange for exclusive rights to commercialize the resulting prototypes. Leveraging the resources and infrastructure of these institutions provides Arrowhead with a highly cost-effective development pipeline. Currently, Arrowhead is supporting efforts in stem cell technology, nanomaterials, nanoelectronics, and nanobiotools at the California Institute of Technology and Stanford University.

•	Commercialization Program: After prototypes have been sufficiently developed in the laboratories, Arrowhead forms or acquires majority-owned subsidiaries to commercialize the technology and provides the subsidiaries with strategic, managerial, and operational support. At present, Arrowhead owns majority interest in subsidiaries commercializing diverse technologies, including anti-cancer drugs, RNAi therapeutics, and compound semiconductor materials.

•	The Patent Toolbox: Arrowhead has acquired or exclusively licensed patents and patent applications covering a broad range of nanotechnology. The Company is actively seeking to add to this intellectual property portfolio.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statement on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

R. Bruce Stewart, President

Telephone: (626) 792.5549

Email:	bruce@arrowres.com

Virginia E. Dadey, Vice President, Investor Relations

Telephone: (212) 541-3707

Email: vdadey@arrowres.com